Exhibit 10.2

FORM OF SENIOR CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

SENIOR CONVERTIBLE NOTE

Issuance Date[1]: , 2004	Principal: U.S. $

FOR VALUE RECEIVED, INTERNET CAPITAL GROUP, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of                  or its registered assigns (the “Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined herein), acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of 5.00% per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined herein) or the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). For avoidance of doubt, any Principal that comprises a portion of the Conversion Amount (as defined herein) pursuant to Section 3(b) in connection with any conversion of this Note pursuant to Section 3(a) shall reduce the outstanding Principal of this Note. This Senior Convertible Note (including all

[1]	Insert Subscription Date.

Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined herein) on the Subscription Date (collectively, the “Notes” and such other Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 27.

1. Payments of Principal. On the Maturity Date, the Company shall pay to the Holder by wire transfer of immediately available funds (provided that the Holder has provided the Company with written wire transfer instructions not later than the second Business Day immediately preceding the Maturity Date), an amount in cash equal to the then outstanding Principal. Notwithstanding anything to the contrary in this Section 1, but subject to Section 3(d), until the outstanding Principal is paid in full, the outstanding Principal (and any accrued and unpaid Interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The “Maturity Date” shall be                     , 2009,2 as extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined herein) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default; provided that no such extension shall be extended further than                     , 2009,3 and (ii) through the date that is ten days after the earlier of (A) the consummation of a Change of Control (as defined herein) in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined herein) is delivered prior to the Maturity Date or (B) the Company has provided the Holder with written notice that such Change of Control has been abandoned or terminated.

2. Interest; Interest Rate. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable during the period beginning on the Issuance Date and ending on, and including, the Maturity Date, on the six (6) month anniversary of the Issuance Date, on the twelve (12) month anniversary of the Issuance Date, on the eighteen (18) month anniversary of the Issuance Date, on the twenty-four (24) month anniversary of the Issuance Date, on the thirty (30) month anniversary of the Issuance Date, on the thirty six (36) month anniversary of the Issuance Date, on the forty two (42) month anniversary of the Issuance Date, on the forty eight (48) month anniversary of the Issuance Date, on the fifty-four (54) month anniversary of the Issuance Date, on the sixty (60) month anniversary of the Issuance Date and on the Maturity Date (if the Maturity Date is not the sixty month anniversary of the Issuance Date) (each, an “Interest Date”). Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash (“Cash Interest”) or, at the option of the Company, in shares of Common Stock (“Interest Shares”) provided that the Interest which accrued during any period shall be payable in Interest Shares if, and only if, the Company delivers written notice of such election (each, an “Interest Election Notice”) to each holder of the Notes at least ten (10) Trading Days (and not more than twenty-five (25) Trading Days) prior to the Trading Day immediately prior to the Interest Date (each, an “Interest Election Date”). Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded up to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (a) the amount of Interest payable on such Interest Date and (b) the

[2]	Insert date that is five (5) years from the Issuance Date.

[3]	Insert date that is 90 days after the Maturity Date.

Interest Conversion Price in effect on the applicable Interest Date. If any Interest Shares are to be paid on an Interest Date, then the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the foregoing shall not apply, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay such Interest in cash as Cash Interest on the applicable Interest Date if, unless consented to in writing by the Holder, on the applicable Interest Election Date and on the applicable Interest Date the Equity Conditions have not been satisfied. From and after the occurrence of an Event of Default, a Listing Default or an Initial Listing Default, the Interest Rate shall be increased to 10% (the “Default Interest”). In the event that such Event of Default, Listing Default or Initial Listing Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Company shall be required to pay all Default Interest in cash and may not elect to issue shares of Common Stock as payment of Default Interest. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Interest Shares; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Interest Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Interest Shares.

3. Conversion of Notes. This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined herein) then in effect. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Stock to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Common Stock issued upon conversion.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined herein) (the “Conversion Rate”).

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction) and (C) pay any transfer taxes or other applicable taxes or duties, if any, required in connection with the issuance of shares of Common Stock to a Person other than the Holder. On or before the first Business Day following the date of receipt by the Company of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the third Business Day following the date of receipt by the Company of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note prior to such conversion is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three Trading Days after the Conversion Date, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock that the Holder anticipated receiving from the Company pursuant hereto (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver the certificate for the shares of Common Stock so purchased (and to issue such number of shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the date of the event giving rise to the Company’s obligation to deliver such certificate. The failure of the Company to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three Business Days after the Conversion Date (other than as the result of the limitations set forth in Section 3(d)) shall be deemed a “Conversion Failure”. The Holder shall provide the Company written notice of any Conversion Failure (a “Conversion Failure Notice”). If the Conversion Failure has not been corrected within one Business Day of the Company’s receipt of the Conversion Failure Notice then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 0.5% of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the third Business Day following the date of receipt by the Company of a Conversion Notice and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(v) Application of Conversion Amounts. Any Conversion Amount which the Holder elects to convert in accordance with this Section 3 shall be deducted from the outstanding Principal.

(vi) Holder Status. Except as specifically provided in this Note, the Holder shall not be entitled to any rights relating to the Common Stock issuable upon conversion of the Notes until the Holder has converted this Note into Common Stock.

(d) Limitations on Conversions.

(i) Beneficial Ownership.

(1) The Company shall not effect any conversion of this Note and shall not be entitled to pay Interest to the Holder in Interest Shares pursuant to Section 2, and the Holder of this Note shall not have the right to convert any portion of this Note, whether pursuant to this Section 3 or otherwise, to the extent that, after giving effect to such conversion or payment, the Holder (together with the Holder’s Affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or payment. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes) subject to a limitation on conversion analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i)(1), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i)(1), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following items (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a public announcement by the Company or (z) any other notice delivered to the Holder by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder, the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. In connection with the delivery of an Interest Election Notice or a Conversion Notice, the Holder shall notify the Company in writing prior to any such payment or conversion that after giving effect to receipt of the applicable shares of Common Stock, such Holder, together with its Affiliates, will have beneficial ownership of a number of shares of Common Stock which exceeds the Maximum Percentage.

(2) If on any Interest Date the Company has properly delivered an Interest Election Notice to the Holder and the Company is prohibited from paying all or a portion of the Interest Shares pursuant to Section 3(d)(i)(1), (A) the Company shall pay to the Holder any portion of the Interest Shares the payment of which would not result in a violation of Section 3(d)(i)(1), (B) the Company shall not pay to the Holder any portion of the Interest Shares the payment of which would result in a violation of Section 3(d)(i)(1) and (C) the portion of the Interest due on such Interest Date and not paid pursuant to Section 3(d)(i)(2)(B) shall be payable in accordance with Section 3(d)(i)(3) or Section 3(d)(i)(4) (such Interest, the “Accumulated Interest”). The Accumulated Interest shall not accrue any interest.

(3) On or before the third Business Day following a Delayed Interest Shares Payment Date, the Company shall (X) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit the aggregate number of shares of Common Stock equal to the applicable Delayed Interest Share Payment Amount to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the foregoing shall not apply, issue and deliver to the address as specified in the Delayed Interest Share Payment Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock equal to the applicable Delayed Interest Share Payment Amount.

(4) On the Delayed Cash Interest Payment Date, the Company shall pay to the Holders, in cash, all of the Accumulated Interest that has not been paid to the Holder pursuant to Section 3(d)(i)(3).

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock as Interest Shares pursuant to Section 2 or upon conversion of this Note, whether pursuant this Section 3 or otherwise, if the issuance of such shares of Common Stock would exceed the Issuance Cap, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the applicable Eligible Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, upon conversion of Notes held by such Purchaser, shares of Common Stock in an amount greater than Issuance Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued by the Company on the Subscription Date (as defined herein) and delivered to such Purchaser on the Closing Date (as defined herein) in each case pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all Notes issued by the Company on the Subscription Date and delivered to the Purchasers on the Closing Date (with respect to each Purchaser, the “Principal Market Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Principal Market Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Principal Market Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Principal Market Cap Allocation, then the difference between such holder’s Principal Market Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Principal Market Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

4. Rights Upon Event of Default.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” (whatever the reason for such Event of Default and whether or not it shall be occasioned by the provisions of this Note, be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of 30 consecutive calendar days (other than during a Listing Default or an Initial Listing Default); provided, that such 30 day period shall be extended to 75 consecutive calendar days if the deficiency causing such suspension or failure can be cured through an action that requires the approval of the Company’s stockholders and during such initial 30 day period the Company agrees to seek such approval within the 75 day period; provided, further, that suspension from trading or failure of the Common Stock to be listed on an Eligible Market shall not be an Event of Default if, at any time after the Effectiveness Date, the Closing Sale Price for the Company’s Common Stock shall equal or exceed of 150% of the Market Price (as defined herein) for any 20 Trading Days of any 30 consecutive Trading Days;

(ii) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, which such failure continues for a period of at least 30 days;

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within 10 calendar days after the applicable Conversion Date or (B) written notice to any holder of the Notes by the Company or through any of its authorized agents, at any time, of its intention not to comply with a permitted request for conversion of any Notes into shares of Common Stock that are tendered for conversion in accordance with the provisions of the Notes (other than notice delivered by the Company in good faith in connection with a dispute that is being resolved in accordance with Section 22 as to the appropriate number of shares of Common Stock to be delivered upon conversion of the Notes);

(iv) default in the performance, or breach, of any covenant of the Company in the Transaction Documents or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Holders of at least 25% in principal amount of the then outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder;

(v) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed of the Company or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, has a principal amount outstanding in excess of $6,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Holders of at least 25% in principal amount of the then outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “notice of default” hereunder (unless such default has been cured or waived);

(vi) a final judgment or judgments for the payment of money aggregating in excess of $6,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $6,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 60 days of the issuance of such judgment;

(vii) the determination by the Securities and Exchange Commission (including, without limitation, a determination by an administrative law judge) that the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) unless the Company has timely appealed such determination (other than a non-administrative appeal) and, after consultation with outside counsel, the Company has a good faith belief that such an appeal is meritorious; provided that it shall be an Event of Default if the Company is unsuccessful in such appeal and there are either (1) no further administrative appeals available or (2) after consultation with outside counsel, the Company does not have a good faith belief that any additional administrative appeals would be meritorious;

(viii) the judgement, determination or finding by a Federal District Court that the Company is an “investment company” within the meaning of the 1940 Act unless the Company has timely appealed such determination and, after consultation with outside counsel, the Company has a good faith belief that such an appeal is meritorious; provided that it shall be an Event of Default if the Company is unsuccessful in such appeal regardless of the availability of additional appeals;

(ix) the Company or any Subsidiary (as defined in the Securities Purchase Agreement) pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(4) makes a general assignment for the benefit of its creditors; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Subsidiary in an involuntary case,

(2) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of any of them, or

(3) orders the winding up or liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

As used in this Section 4(a), the term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

(b) Redemption Right. Promptly after the Company has knowledge of the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof to the Company (the “Event of Default Redemption Notice”). An Event of Default Redemption Notice shall indicate the portion of this Note that the Holder or each exercising Holder is electing to require the Company to redeem. So long as the Event of Default is continuing at the time of the delivery of the Event of Default Redemption Notice, the portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price (the “Redemption Price”) equal to the sum of (A) the amount of Principal to be redeemed and (B) the amount of all accrued and unpaid Interest on the Note and (C) the amount of all unpaid Late Charges. Notwithstanding the foregoing, in the case of an Event of Default under Section 4(a)(i), Section 4(a)(iii), Section 4(a)(iv), Section 4(a)(v) or Section 4(a)(vi), the

Company shall not be required to redeem the portion of this Note subject to redemption by the Company pursuant to this Section 4(b) unless the holders of at least 25% in principal amount of the then outstanding Notes (including the Holder hereof) have provided written notice to the Company to redeem all or any portion of the Notes. The Holder shall be entitled to seek any available remedy for the enforcement of this Note, including for the payment of any Redemption Price. Nothing shall preclude the Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Note. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. In the event of a partial redemption of this Note pursuant hereto, the principal amount redeemed shall be deducted from the outstanding Principal.

5. Rights Upon Change of Control.

(a) Change of Control. Each of the following events shall constitute a “Change of Control”:

(i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

(ii) the sale or transfer of all or substantially all of the Company’s assets; or

(iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). Notwithstanding anything herein to the contrary, (x) no Change of Control Notice shall be made prior to the public announcement of a Change of Control and (y) no Change of Control Notice shall be made prior to the consummation of the Change of Control described in (a)(iii) above. Notwithstanding anything herein to the contrary, the Change of Control Notice shall be delivered no later than one Business Day following the events described in (x) and (y) of the preceding sentence.

(b) Assumption. Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company’s assets or Common `Stock or any successor resulting from such Change of Control (in each case, an “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding) to deliver to each holder of Notes in exchange for such Notes, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, and satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding. In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

(c) Holder Redemption Right. At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control and ending 10 days after the delivery of the Change of Control Notice), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of this Note that the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company at a price equal to the Redemption Price. Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 11 and, to the extent permitted by applicable law, shall have priority to payments by the Company or the Acquiring Entity, as applicable, to the stockholders of the Company in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Redemption Price (together with any interest thereon) is paid in full, the portion of this Note submitted for redemption under this Section 5(c) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the principal amount redeemed shall be deducted from the outstanding Principal.

6. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

7. Rights Upon Issuance of Other Securities.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Execution Date, the Company, directly or indirectly, issues or sells, or in accordance with this Section 7 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding Excluded Securities) for a consideration per share (the “New Securities Issuance Price”) less than the Closing Sale Price per share of Common Stock determined as of the Trading Day immediately prior to such issuance or sale (the Closing Sale Price per share of Common Stock, the “Applicable Price” and the issuance or sale of the Common Stock, a “Dilutive Issuance”), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to equal the amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Closing Sale Price per share of Common Stock determined as of the Trading Day immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Closing Sale Price by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. For the purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the Conversion Shares and the Interest Shares. For purposes of determining the adjusted Conversion Price under this Section 7(a) (other than for Excluded Securities), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Execution Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor; provided that such consideration shall not be reduced by any reasonable and customary amounts paid by the Company to underwriters, placement agents, brokers, financial advisors or similar agents in connection with such issuance or sale (or deemed issuance or sale). If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise and including, without limitation, the Reverse Stock Split) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of Equity Equivalents), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

8. Company’s Right of Optional Redemption.

(a) At any time from and after the later of (A) the sixth month anniversary of the Issuance Date and (B) Effectiveness Date, if both the Condition to Optional Redemption and the Redemption Equity Conditions are satisfied, the Company may redeem all (and not less than all) of this Note and the Other Notes, by delivering written notice thereof (each, a “Optional Redemption Notice” and the date all of the holders of Notes receive such notice is referred to as the “Optional Redemption Notice Date”) to the Holder and each other holder of Notes, which Optional Redemption Notice shall indicate the redemption of this Note in accordance with this Section 8 but subject to the satisfaction of the Condition to Optional Redemption (the “Optional Redemption”).

(b) The Optional Redemption Notice shall be delivered by the Company to the Holder on the date which is at least 30 calendar days prior to the date that the Optional Redemption will be effected (the “Optional Redemption Date”); provided that if a Grace Period (as defined in the Registration Rights Agreement) occurs during the Optional Redemption Period, the Optional Redemption Date shall be extended by a number of days equal to the number of days in such Grace Period; provided, further, that the Optional Redemption Date cannot occur during a Grace Period. The Optional Redemption Notice shall be delivered by facsimile and overnight courier to all, but not less than all, of the holders of Notes. The Optional Redemption Notice shall be irrevocable. The Optional Redemption Notice shall (i) state the Optional Redemption Date, (ii) state the aggregate Principal amount of the Other Notes which are then outstanding and (ii) certify that the Condition to Optional Redemption is satisfied as of the Optional Redemption Notice Date.

(c) The Optional Redemption will only be effected on the Optional Redemption Date if (i) the Condition to Optional Redemption is satisfied on or has been satisfied prior to the Optional Redemption Date and (ii) the Redemption Equity Conditions were satisfied on the Optional Redemption Notice Date and during the entire Optional Redemption Notice Period and are satisfied on the Optional Redemption Date. This Note shall be redeemed by the Company in cash at a price equal to the Redemption Price.

(d) Notwithstanding anything to the contrary in this Section 8, but subject to Section 3(d), until the Redemption Price is paid in full, all or a portion of this Note may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3, and any such conversion shall reduce the outstanding Principal on this Note.

(e) If the Company elects to cause the Optional Redemption pursuant to Section 8(b), then it must simultaneously take the similar action with respect to the Other Notes.

9. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, other than as contemplated by the terms of the Transaction Documents, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note.

10. Reservation of Authorized Shares.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 150% of the maximum number of shares of Common Stock issuable upon conversion of the Notes (assuming for purposes hereof, that the Notes are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Notes). Thereafter, the Company shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (assuming for purposes hereof, that the Notes are convertible at the then applicable Conversion

Price and without taking into account any limitations on the conversion of the Notes); provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 75 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock.

11. Redemptions.

(a) Mechanics. In the event that the Holder has sent a Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c) or the Company has sent a Redemption Notice to the Holder pursuant to Section 8, the Holder shall promptly submit this Note to the Company in accordance with this Section 11. If the Holder has submitted a Event of Default Redemption Notice, the Company shall deliver the Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice and thereafter the Holder shall promptly deliver this Note to the Company. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver to the Holder the Redemption Price concurrently with the consummation of such Change of Control if such Change of Control Redemption Notice is received by the Company prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such Change of Control Redemption Notice otherwise. The Company shall deliver the Redemption Price to the Holder on the applicable Optional Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the

Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option to, in lieu of redemption, provide the Company with written notice (the “Redemption Termination Notice”) requiring the Company to promptly return to the Holder all or any portion of this Note representing the Principal amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. No later than three Business Days after the Company’s receipt of the Redemption Termination Notice, if the Company has not cured such failure, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Principal amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of the Redemption Termination Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of Other Notes for redemption or repayment as a result of an event or occurrence described in Section 4(b) or Section 5(c) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received or delivered by the Company during such seven Business Day period.

12. Restriction on Redemption and Dividends. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, except for the redemption of the Existing Notes (as defined in the Securities Purchase Agreement) contemplated by Section 4(d)(ii) of the Securities Purchase Agreement, the Company shall not, directly or indirectly, (A) repurchase (other than the repurchase of shares of Common Stock from employees in connection with loans made to such employees prior to the date hereof), redeem, or declare or pay any cash dividend or distribution on, the Common Stock or (B) distribute any material property or assets of any kind to holders of the Common Stock in respect of the Common Stock.

13. Voting Rights. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

14. Rank; Additional Indebtedness; Liens.

(a) Rank. Obligations under this Note, including payments of Principal and Interest and other payments due under this Note, (a) shall rank pari passu with all Other Notes, (b) shall be senior to the Existing Notes and (c) shall be senior to all other Indebtedness (as defined in the Securities Purchase Agreement) of the Company and its Subsidiaries, other than Permitted Senior Indebtedness (as defined herein).

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes, (ii) Permitted Senior Indebtedness and (iii) Permitted Subordinated Indebtedness.

(c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries other than Permitted Liens.

15. Vote to Issue, or Change the Terms of, Notes. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes shall be required for any change or amendment to this Note or the Other Notes; provided that the Holder of this Note may waive any term or provision of this Note without such vote or written consent.

16. Transfer. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement.

17. Reissuance Of This Note.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnity bond in the principal amount of the

Note and an indemnification undertaking by the Holder to the Company, which undertaking shall be reasonably satisfactory to the Company, and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent the proportionate amount of accrued Interest and Late Charges on the Principal and Interest of this Note that correspond to the Principal of the new Notes, from the Issuance Date.

18. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

19. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

20. Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

21. Failure or Indulgence not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

22. Dispute Resolution. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price, the Weighted Average Price, the Redemption Price or the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Conversion Notice or the deemed receipt of the Conversion Notice or the Redemption Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Redemption Price or the Conversion Rate, as applicable, within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall use its reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The Company shall not be required to pay any penalty payments hereunder solely relating to the matter in dispute during the pendency of any bona fide, good faith dispute hereunder as to such matter.

23. Notices; Payments; List of Holders.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case, if such information is material, non-public information, such information shall not be provided to the Holder until such information has been made known to the public.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Interest, Principal or other amount due under the Transaction Documents (as defined in the Securities Purchase Agreement) which is not paid when due shall result in a late charge being incurred and payable by the Company at a rate per annum equal to the interest rate provided by Section 5004 of the New York Civil Practice Law and Rules, calculated from the date such amount was due until the same is paid in full (“Late Charge”).

(c) List of Holders. As soon as reasonably practicable following a written request by the Holder (and in any event no later than five Business Days following such request), the Company shall, or shall cause the Transfer Agent to, provide the Holder with a list of the then current registered holders of the Notes.

24. Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

26. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

27. Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:

(a) “Allowable Interest Amount” means the amount of Accumulated Interest that can be paid to the Holder without violating Section 3(d)(i)(1).

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable calculation period.

(f) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(g) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of all classes of the Company’s common stock actually outstanding at such time, plus the number of shares of the Company’s common stock deemed to be outstanding pursuant to Section 7.

(h) “Condition to Optional Redemption” means that the Closing Sale Price for the Company’s Common Stock shall equal or exceed 175% of the then effective Conversion Price for any 20 Trading Days in any 30 consecutive Trading Day period.

(i) “Conversion Amount” means, subject to the Issuance Cap, the sum of (A) the portion of the outstanding Principal to be converted, redeemed or otherwise with respect to which this determination is being made (provided that such portion of the Principal shall be equal to $10,000 or an integral multiple of $10,000 in excess thereof), (B) all accrued and unpaid Interest with respect to such Principal and (C) all accrued and unpaid Late Charges with respect to such Principal and Interest.

(j) “Conversion Price” means $0.4554, subject to adjustment as provided herein.

(k) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for the Common Stock.

(l) “Delayed Cash Interest Payment Date” means the earlier of (a) the Maturity Date and (b) the redemption of this Note in accordance with Section 4(b), Section 5(c) or Section 8.

(m) “Delayed Interest Share Payment Amount” means the number of fully paid and nonassessable shares (rounded up to the nearest whole share) of Common Stock equal to the quotient of (a) the Allowable Interest Amount and (b) the Interest Conversion Price in effect on the Interest Date upon which such Interest Shares would have been paid other than as a result of the restrictions set forth in Section 3(d)(i).

(n) “Delayed Interest Share Payment Date” means the date upon which the Holder notifies the Company in writing (such notice, the “Delayed Interest Share Payment Notice”) that the payment of the Allowable Interest Amount will not result in a violation of Section 3(d)(i)(1).

(o) “Eligible Market” means any of The New York Stock Exchange Inc., the Nasdaq National Market, The Nasdaq SmallCap Market or the American Stock Exchange.

(p) “Effectiveness Date” means the date the Registration Statement covering the resale of all of the Registrable Securities relating to this Note is declared effective by the SEC.

(q) “Equity Conditions” means that each of the following conditions is satisfied: (i) prior to the applicable date of determination, the Company shall have delivered shares of Common Stock upon any conversion of amount previously converted (if any) on a timely basis as set forth in Section 3(c)(i) of this Note (and analogous provisions under the Other Notes); (ii) on the Interest Payment Date the Common Stock shall be listed on an Eligible Market and delisting or suspension by such market or exchange shall not have been threatened either (A) in writing by such market or exchange or (B) by falling below for at least the requisite period the applicable minimum listing maintenance requirements of such market or exchange (other than, in the case of clauses (A) and (B) as disclosed in Schedule 3(r) of the Securities Purchase Agreement); (iii) during the period beginning on the Execution Date and ending on and including the applicable date of determination, there shall not have occurred either (A) the public announcement by the Company of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated or (B) an Event of Default other than an Event of Default that is capable of being cured that has been so cured; (iv) on any day during an Interest Measuring Period there shall not have occurred an event that with the passage of time or giving of notice would constitute an Event of Default; (v) on the applicable date of determination either (A) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (B) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (vi) the Company shall have no knowledge of any fact that would cause (A) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the sale of at least all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (B) any shares of Common Stock issuable upon conversion or redemption of the Notes not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (vii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof or the rules or regulations of the applicable Eligible Market; (viii) such issuance, taken together with all prior issuances pursuant to the Notes, shall not exceed the Issuance Cap; and (ix) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(r) “Execution Date” means March 31, 2004.

(s) “Equity Equivalents” means stock appreciation rights, phantom stock rights or other rights or obligations of the Company with equity features related to the Company.

(t) “Excluded Securities” means shares of (A) Common Stock, (B) Options, (C) Convertible Securities and (D) Equity Equivalents issued, sold, or deemed to have been issued or sold, by the Company (i) to any employee, officer, director or consultant for services provided to the Company which has been approved prior to its issuance by the Board of Directors of the Company or its compensation committee, (ii) upon conversion of the Notes, (iii) in connection with the payment of any Interest Shares on the Notes, (iv) in connection with any acquisition by the Company or a Partner Company (as such term is used by the Company in the Company’s SEC Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 15, 2004), whether through an acquisition for securities or a merger, of any business, assets or technologies (including, without limitation, investments in new or existing partner companies) the primary purpose of which is not to raise equity capital for the Company or a Partner Company, (v) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates net proceeds to the Company in excess of $60,000,000 (other than (x) an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act, (y) a rights or similar offering to the Company’s stockholders and (z) “equity lines”) and (vi) upon conversion of any Options, Convertible Securities or Equity Equivalents which are outstanding on the day immediately preceding the Execution Date; provided that the exercise price of such Option, Convertible Securities or Equity Equivalents are not amended, modified or changed on or after the Execution Date (other than in the case of proportionate adjustments in the event of any stock dividend, stock split, stock combination or other similar transaction that proportionately decreases or increases the Common Stock).

(u) “Initial Listing Default” shall mean the failure of the Common Stock either (i) to be in compliance with the applicable minimum bid requirements of the Principal Market as of the Closing Date or (ii) be listed on another Eligible Market on or prior to the Closing Date and not be suspended from trading on the Closing Date. An Initial Listing Default shall commence on the Closing Date and continue until such time as the Company is either (A) in compliance with the applicable minimum bid requirements of the Principal Market or (B) listed on another Eligible Market and not suspended from trading on such market.

(v) “Interest Conversion Price” means, with respect to any Interest Date, that price which shall be computed as 85% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the Trading Day immediately prior to the applicable Interest Date (each, an “Interest Measuring Period”). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

(w) “Issuance Cap” means (x) the number of shares of Common Stock which the Company may issue in connection with the Notes without breaching the Company’s obligations under the rules or regulations of the applicable Eligible Market, including, without limitation, NASD Rule 4350(i)(1)(D) and NASD Rule 4350(i)(B), if applicable, minus (y) the sum of (i) the number of shares of Common Stock previously issued in connection with any Notes that should be included under the rules or regulations of the Principal Market in the calculation of the Issuance Cap, (ii) the number of shares of Common Stock issuable upon conversion of any Notes then outstanding at the respective Conversion Price set forth in such Notes that should be included under the rules or regulations of the Principal Market in the calculation of the Issuance Cap and (iii) the number of Interest Shares previously issued in connection with any of the Notes.

(x) “Listing Default” shall mean the occurrence of the following event: the failure of the Common Stock to be listed on an Eligible Market for a period of 30 consecutive calendar days as a result of a Subsequent Listing Event; provided, that such 30 day period shall be extended to 75 consecutive calendar days if the deficiency causing such suspension or failure can be cured through an action that requires the approval of the Company’s stockholders and during such initial 30 day period the Company agrees to seek such approval within the 75 day period; provided, further, that the failure of the Common Stock to be listed on an Eligible Market shall not be an Event of Default if, at any time after the Effectiveness Date, the Closing Sale Price for the Company’s Common Stock shall equal or exceed 150% of the Market Price for any 20 Trading Days of any 30 consecutive Trading Days.

(y) “Market Price” means $0.37956, subject to appropriate adjustments for any stock split, reverse stock split, stock dividend, stock combination or other similar transaction.

(z) “Optional Redemption Notice Period” means the period between the Optional Redemption Notice Date and the Optional Redemption Date.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities, including, without limitation, any contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Convertible Securities.

(bb) “Permitted Liens” means (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally acceptable accounting principles in the United States applied on a consistent basis, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent, (iv) deposits, pledges or liens (other than liens arising under ERISA) securing (A) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations not past due or delinquent, (v) restrictions on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use in the ordinary course of business, (vi) any minor imperfection of title or similar lien which individually or in the aggregate with other such liens would not reasonably be expected to have a Material Adverse Effect and (vii) any lien created in connection with the incurrence of Permitted Senior Indebtedness.

(cc) “Permitted Senior Indebtedness” means the Indebtedness of the Company and the Subsidiaries in an amount not to exceed at any one time $10,000,000 in the aggregate, which Permitted Indebtedness is (i) set forth on Schedule 3(k) to the Securities Purchase Agreement, (ii) incurred in connection with Purchase Money Indebtedness, (iii) a bona fide capitalized lease obligation, (iv) a guarantee of any Indebtedness set forth in the items referred to in the foregoing clauses (i)-(iii) or (v) a letter of credit facility that replaces the facility provided by the Letter of Credit Agreement, dated as of September 30, 2002, by and between Comerica Bank-California, the Company, ICG Holdings, Inc. and Internet Capital Group Operations, Inc., as amended (the “Existing LC Facility”) regardless of whether such facility is entered into at the time the Existing LC Facility is terminated or subsequent to such termination; provided that such replacement facility shall be on terms and conditions substantially similar to those of the Existing LC Facility; provided, further, that the replacement facility will provide that the Company’s maximum indebtedness under the letter of credit line will not exceed $10,000,000.

(dd) “Permitted Subordinated Indebtedness” means the Existing Notes and the other Indebtedness of the Company, and not any Subsidiary, that (i) is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note and the Other Notes on terms and pursuant to an agreement reasonably satisfactory to the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes and, in the event that interest is payable, directly or indirectly, prior to 91 days after the Maturity Date, provides for interest that is no greater than market rate interest, and (ii) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Maturity Date.

(ee) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ff) “Principal Market” means the Nasdaq SmallCap Market.

(gg) “Purchase Money Indebtedness” means Indebtedness of the Company or any Subsidiary incurred solely for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of any such Indebtedness does not exceed the lesser of the fair market value of such property, as determined in the good faith judgment of the Board of Directors, or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

(hh) “Redemption Equity Conditions” means that each of the following conditions is satisfied: (i) on the Optional Redemption Notice Date, the Optional Redemption Date and for the entire Optional Redemption Period, the Common Stock shall be listed on an Eligible Market and delisting or suspension by such market or exchange shall not have been threatened either (A) in writing by such market or exchange or (B) by falling below for at least the requisite period the applicable minimum listing maintenance requirements of such market or exchange (other than, in the case of clauses (A) and (B) as disclosed in Schedule 3(r) of the Securities Purchase Agreement); (ii) on the Optional Redemption Notice Date, the Optional Redemption Date and for the entire Optional Redemption Period either (A) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement other than during any Grace Periods that occur during the Optional Redemption Period or (B) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; and (iii) no Conversion Failures have occurred during the Optional Redemption Period or on the Optional Redemption Date.

(ii) “Redemption Notice” means any of an Event of Default Redemption Notice, Change of Control Redemption Notice or Optional Redemption Notice.

(jj) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes relating, among other things, to the registration of the resale of the shares of Common Stock issuable upon conversion of the Notes.

(kk) “SEC” means the United States Securities and Exchange Commission.

(ll) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Execution Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(mm) “Subscription Date” shall have the meaning set forth in the Securities Purchase Agreement.

(nn) “Subsequent Listing Event” means either (i) a modification of the listing requirements of the Principal Market after the Execution Date in a manner that affects the Company’s eligibility for quotation on the Principal Market or (ii) the Principal Market ceasing to exist in its form as of the Execution Date.

(oo) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).

(pp) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

INTERNET CAPITAL GROUP, INC.

By:

Name: Title

EXHIBIT I

INTERNET CAPITAL GROUP, INC.

CONVERSION NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO CONVERT THIS NOTE

INTO COMMON STOCK

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Internet Capital Group, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion: _____________________________________________________________________________________

Aggregate Conversion Amount to be converted: _______________________________________________________________

Please confirm the following information: ____________________________________________________________________

Conversion Price: _______________________________________________________________________________________

Number of shares of Common Stock currently held by the undersigned and its affiliates: _______________________________

Number of shares of Common Stock to be issued: ______________________________________________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to: _______________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

Facsimile Number: ______________________________________________________________________________________

Authorization: __________________________________________________________________________________________

By: __________________________________________________________________________________________________

Title: ________________________________________________________________________________________________

Dated: ________________________________________________________________________________________________

Account Number: _______________________________________________________________________________________

    (if electronic book entry transfer)

I-1

Transaction Code Number: _______________________________________________________________________________

                (if electronic book entry transfer)

DATED:	By:

Name: Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Mellon Investor Services LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [                    ], 2004, from the Company and acknowledged and agreed to by Mellon Investor Services LLC.

INTERNET CAPITAL GROUP, INC.

By:

Name: Title:

I-2